EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Peninsula Gaming, LLC and Peninsula Gaming Corp. (together, the “Company”) on Form 10-Q for the quarterly period ended June 20, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), M. Brent Stevens, Chief Executive Officer of the Company, and Natalie Schramm, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 2, 2012

By:	/s/M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

By:	/s/Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.